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                                                                   EXHIBIT 10.2







                                                                        REVISED
                                                                        -------



                                A G R E E M E N T



         This agreement is made the 21st day of October 1996 between National Media Corporation, a Delaware corporation ("NMC"), and David Carman.

         The purpose of this agreement is to set forth the terms of the separation of David Carman as an employee of NMC pursuant to an Employment Agreement between NMC and Carman dated June 1, 1993, as amended (the "Contract"). Pursuant to the Contract, Carman's employment by NMC ended on September 29, 1996.

         The parties, intending to be legally bound, agree as follows:

         1. Compensation After the Date of Termination. NMC will make the payments to Carman contemplated by Section 8(d)(1)(i) of the Contract from the date of termination on September 29, 1996 until May 31, 1997, the expiration of the term of the Contract, subject to applicable withholding taxes and other legally required deductions. Pursuant to Carman's request, NMC will not withhold any amount in respect of taxes on Carman's compensation. If during such period Carman accepts employment he might not otherwise accept under Section 10(a)(1) of the Contract, he will promptly notify NMC of such employment and provide NMC with information about payments of salary and other guaranteed amounts, so that the appropriate offsets contemplated by Section 8(d)(1(i) can be made.


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         2. Benefits After the Date of Termination. Notwithstanding the
provisions of Section 8(d)(1)(ii) of the Contract, Carman shall not be entitled to any payment pursuant to the 1995 Management Incentive Plan of NMC in respect of the year ended March 31, 1997, nor be entitled to any outplacement services.

         3. Automobile Allowance. NMC will include in Carman's compensation payments the $800.00 per month automobile allowance provided for in the Contract. Such payments will terminate at the end of May 1997.

         4. Pension Payments. The provision for a pension payment in the July 17, 1995 Amendment to the Contract is amended to provide that the amount of the pension contribution shall be paid to Carman, or to a person designated by Carman, rather than to the person designated in the Contract. Carman has designated the law firm of Frankfurt, Garbus, Klein & Selz as the person to which such payments are to be made, and NMC will make payments to the designated person through May 1997. The amount of such monthly payment is $5,091.66

         5. The Contract. Except to the extent modified in Sections 1 through 5 of this agreement, the Contract will remain in full force and effect after the date hereof, and each of its provisions, including but not limited to Section 10 relating to competition, trade secrets, injunctive relief, among other things, are confirmed.

         6. Payments in Lieu. In settlement of disagreements between the parties as to their rights and obligations under the Contract, including but not limited to Carman's right to

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outplacement services and Carman's right to a payment under the 1995 Management
Incentive Plan for the year ended March 31, 1997, NMC will pay to Carman, within ten days after the date hereof, the sum of $125,000.00. Pursuant to Carman's request, NMC will not withhold any amount in respect of taxes on such payment. NMC intends to make withholding and deductions at the same rates as have been in effect in the case of Carman's compensation under the Contract.

         7. Directorships and Officerships. Carman hereby confirms his resignation as an officer and as a director of NMC, and of each subsidiary and affiliate of NMC of which he is currently serving as a director or officer, effective at the close of business on October 16, 1996.

         8. Extension of Option Exercise Period. Notwithstanding anything to the contrary contained in NMC's Amended and Restated Stock Option Plan, the date by which all vested and unexercised stock options previously granted to Carman under such Plan may be exercised shall be extended until the close of business on March 3, 1997. All such stock options which have not been exercised as of such date shall terminate.

         9. Releases.

            (a) In consideration of the payment and arrangements in this Agreement, Carman, for himself and on behalf of each of his heirs, executors, administrators, legal representatives and assigns does hereby remise, release and forever discharge NMC, and each and every of the predecessors, successors, parents, subsidiaries, affiliates, assigns, directors, officers, shareholders, employees or agents of NMC, both current and former (hereinafter "the NMC Released Parties"),

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of and from every claim, demand, right of action or cause of action whatsoever, and from all debts, obligations, costs (including but not limited to attorney's fees), expenses, damages, losses and liabilities whatsoever, whether known or unknown, that Carman ever had, now has, or hereafter may have against the NMC Released Parties arising out of or relating to any matter, thing, or event occurring up to and including the date of this agreement, relating to the Contract or to Carman's employment by NMC and its subsidiaries, or to his separation or to his status as a director and officer, including claims arising under the Age Discrimination in Employment Act, Pennsylvania Human Relations Act, and any other federal, state or local statute, ordinance, rule, regulation or common-law principle. Notwithstanding the foregoing, nothing in this section is intended to diminish any right that Carman may have as a former officer or director under any provisions providing indemnification to Carman. If, notwithstanding the foregoing, Carman makes any claim against NMC or any of its subsidiaries with respect to the matters covered by this paragraph, NMC shall be entitled to forfeit Carman's right to any further payment hereunder or under the Contract.

            (b) In consideration of the payment and arrangements in this Agreement, NMC, for itself and on behalf of its successors and assigns does hereby remise, release and forever discharge Carman and his heirs, executors, administrators, legal representatives and assigns (hereinafter "the Carman Released Parties"), of and from every claim, demand, right of action or cause of action whatsoever, and from all debts, obligations, costs (including but not limited to attorney's fees), expenses, damages, losses and liabilities whatsoever, whether known or unknown, that NMC ever had, now has, or hereafter may have against the Carman Released Parties arising out of or relating to any matter, thing, or event occurring up to and including the date of this agreement, relating to the Contract or to Carman's employment by NMC and its subsidiaries, or to his separation

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or to his status as a director and officer, including claims arising under any federal, state or local statute, ordinance, rule, regulation or common-law principle.

         10. Time Allowed to Review this Agreement. In compliance with the Older Workers Benefit Protection Act ("OWBPA"), Carman has twenty-one (21) days to consider this Agreement prior to signing the Agreement and is hereby advised to consult an attorney prior to signing the Agreement. In addition, Carman will have the right to revoke or cancel the Agreement within seven (7) days after Carman signs the Agreement by submitting written notice of revocation to Marshall Fleisher, Esq., National Media Corporation, 1700 Walnut Street, Philadelphia, PA 19103. If Carman signs the Agreement and does not revoke the Agreement, the Agreement will become binding, irrevocable, and enforceable at the expiration of such seven (7) day revocation period and any rights which Carman may have under any applicable statute will be waived. Carman is not obligated to sign this Agreement, and refusal to do so will not jeopardize Carman's right to any benefits to which he is already entitled.


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         11. Confidentiality. Neither NMC nor Carman will issue any press release or publish any public document or make any public statement relating to or connected with or arising out of any matters relating to his employment by NMC or its termination or any matters contained in this Agreement without the prior written consent of the other as to its contents and the manner of its presentation and publication except as may be required by law or regulation. Except as set out in this paragraph the contents of this Agreement shall remain entirely confidential, except that each party may disclose it to the Internal Revenue Service and to their respective professional advisers.

         12. Dispute resolution. The parties will endeavor to settle any dispute without resort to litigation or arbitration. If, however, a dispute under this Agreement becomes the subject of litigation or arbitration, the trier of fact shall award the attorneys fees of each party as he or she may see fit to recognize the relative merits of the positions of each party.

             IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date first above written.


                                    National Media Corporation


                                 By: /s/
                                    -------------------------------



                                    /s/
                                   -------------------------------
                                   David Carman



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